EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2018 RESULTS

VERO BEACH, Fla. (October 25, 2018) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2018.

Third Quarter 2018 Highlights

•	Net loss of $3.0 million, or $0.06 per common share, which consists of:
•	Net interest income of $20.2 million, or $0.39 per common share
•	Total expenses of $3.0 million, or $0.06 per common share
•	Net realized and unrealized losses of $20.1 million, or $0.39 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps
•	Third quarter total dividends declared and paid of $0.25 per common share
•	Book value per share of $7.56 at September 30, 2018
•
0.6% economic loss on common equity for the quarter, or 2.5% annualized, comprised of $0.25 dividend per common share and $0.30 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, October 26, 2018, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com

Details of Third Quarter 2018 Results of Operations

The Company reported net loss of $3.0 million for the three month period ended September 30, 2018, compared with net income of $15.2 million for the three month period ended September 30, 2017.  The third quarter net loss included net interest income of $20.2 million, net portfolio losses of $20.1 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest income realized on interest rate swaps), management fees and allocated overhead of $1.9 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.9 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of June 30, 2018, approximately 65% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At September 30, 2018, the allocation to the PT RMBS portfolio remained at approximately 65%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - June 30, 2018	$3,547,711	$116,181	$25,704	$141,885	$3,689,596
Securities purchased	963,194	-	-	-	963,194
Securities sold	(1,005,202)	-	-	-	(1,005,202)
Losses on sales	(2,837)	-	-	-	(2,837)
Return of investment	n/a	(5,191)	(1,032)	(6,223)	(6,223)
Pay-downs	(94,566)	n/a	n/a	n/a	(94,566)
Premium lost due to pay-downs	(3,834)	n/a	n/a	n/a	(3,834)
Mark to market (losses) gains	(25,526)	939	(1,585)	(646)	(26,172)
Market value - September 30, 2018	$3,378,940	$111,929	$23,087	$135,016	$3,513,956

The tables below present the allocation of capital between the respective portfolios at September 30, 2018 and June 30, 2018, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2018.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (0.6)% and 1.2%, respectively, for the third quarter of 2018.  The combined portfolio generated a return on invested capital of approximately 0.0%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2018
Market value	$3,378,940	$111,929	$23,087	$135,016	$3,513,956
Cash	195,321	-	-	-	195,321
Borrowings(1)	(3,321,803)	-	-	-	(3,321,803)
Total	$252,458	$111,929	$23,087	$135,016	$387,474
% of Total	65.2%	28.8%	6.0%	34.8%	100.0%
June 30, 2018
Market value	$3,547,711	$116,181	$25,704	$141,885	$3,689,596
Cash	169,012	-	-	-	169,012
Borrowings(2)	(3,449,854)	-	-	-	(3,449,854)
Total	$266,869	$116,181	$25,704	$141,885	$408,754
% of Total	65.3%	28.4%	6.3%	34.7%	100.0%

(1)
At September 30, 2018, there were outstanding repurchase agreement balances of $79.6 million secured by IO securities and $13.0 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)
At June 30, 2018, there were outstanding repurchase agreement balances of $73.3 million secured by IO securities and $41.4 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended September 30, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$17,823	$1,535	$803	$2,338	$20,161
Realized and unrealized (losses) / gains	(32,197)	939	(1,585)	(646)	(32,843)
Derivative gains	12,693	n/a	n/a	n/a	12,693
Total Return	$(1,681)	$2,474	$(782)	$1,692	$11
Beginning Capital Allocation	$266,869	$116,181	$25,704	$141,885	$408,754
Return on Invested Capital for the Quarter(1)	(0.6)%	2.1%	(3.0)%	1.2%	0.0%
Average Capital Allocation(2)	$259,664	$114,055	$24,396	$138,451	$398,115
Return on Average Invested Capital for the Quarter(3)	(0.6)%	2.2%	(3.2)%	1.2%	0.0%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended September 30, 2018, Orchid received $100.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate ("CPR") of approximately 8.6%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2018	7.5	11.5	8.6
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7
December 31, 2017	7.0	13.6	9.1
September 30, 2017	8.3	14.9	10.3
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of September 30, 2018 and December 31, 2017:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2018
Adjustable Rate RMBS	$1,437	0.0%	5.08%	194	1-Sep-35	6.02	10.04%	2.76%
Fixed Rate RMBS	2,616,916	74.5%	4.75%	282	1-Sep-48	NA	NA	NA
Fixed Rate CMOs	760,587	21.6%	4.62%	351	15-Oct-44	NA	NA	NA
Total Mortgage-backed Pass-through	3,378,940	96.1%	4.72%	297	1-Sep-48	NA	NA	NA
Interest-Only Securities	111,929	3.2%	4.28%	300	25-Feb-48	NA	NA	NA
Inverse Interest-Only Securities	23,087	0.7%	4.86%	246	15-Apr-47	NA	4.52%	NA
Total Structured RMBS	135,016	3.9%	4.42%	259	25-Feb-48	NA	NA	NA
Total Mortgage Assets	$3,513,956	100.0%	4.65%	289	1-Sep-48	NA	NA	NA
December 31, 2017
Adjustable Rate RMBS	$1,754	0.0%	3.95%	206	1-Sep-35	5.50	10.05%	2.00%
Fixed Rate RMBS	3,594,533	96.0%	4.25%	338	1-Dec-47	NA	NA	NA
Hybrid Adjustable Rate RMBS	27,398	0.7%	2.59%	301	1-Aug-43	59.77	7.59%	2.00%
Total Mortgage-backed Pass-through	3,623,685	96.7%	4.24%	338	1-Dec-47	NA	NA	NA
Interest-Only Securities	86,918	2.3%	3.75%	262	15-Apr-47	NA	NA	NA
Inverse Interest-Only Securities	34,208	1.0%	4.02%	318	15-Jul-47	NA	5.11%	NA
Total Structured RMBS	121,126	3.3%	3.82%	278	15-Jul-47	NA	NA	NA
Total Mortgage Assets	$3,744,811	100.0%	4.23%	336	1-Dec-47	NA	NA	NA

($ in thousands)
	September 30, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,196,959	62.5%	$2,242,213	59.9%
Freddie Mac	1,312,238	37.3%	1,496,615	40.0%
Ginnie Mae	4,759	0.2%	5,983	0.1%
Total Portfolio	$3,513,956	100.0%	$3,744,811	100.0%

	September 30, 2018	December 31, 2017
Weighted Average Pass-through Purchase Price	$105.31	$107.52
Weighted Average Structured Purchase Price	$14.37	$13.82
Weighted Average Pass-through Current Price	$103.20	$106.79
Weighted Average Structured Current Price	$14.23	$12.50
Effective Duration (1)	3.340	2.989
(1)
Effective duration of 3.340 indicates that an interest rate increase of 1.0% would be expected to cause a 3.340% decrease in the value of the RMBS in the Company's investment portfolio at September 30, 2018.  An effective duration of 2.989 indicates that an interest rate increase of 1.0% would be expected to cause a 2.989% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2018, the Company had outstanding repurchase obligations of approximately $3,321.8 million with a net weighted average borrowing rate of 2.30%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,512.5 million and cash pledged to counterparties of approximately $25.8 million. The Company's leverage ratio at September 30, 2018 was 8.6 to 1. At September 30, 2018, the Company's liquidity was approximately $179.6 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at September 30, 2018.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
RBC Capital Markets, LLC	$451,521	13.4%	2.33%	$24,272	44
Mirae Asset Securities (USA) Inc.	365,454	11.0%	2.28%	19,716	38
J.P. Morgan Securities LLC	279,921	8.4%	2.35%	17,566	66
Wells Fargo Bank, N.A.	270,968	8.2%	2.25%	26,768	12
Citigroup Global Markets, Inc.	242,867	7.3%	2.35%	19,564	21
Mitsubishi UFJ Securities (USA), Inc.	224,256	6.8%	2.27%	11,864	36
ICBC Financial Services, LLC	181,998	5.5%	2.30%	9,468	63
Cantor Fitzgerald & Co.	177,575	5.3%	2.24%	9,270	44
ING Financial Markets LLC	157,743	4.7%	2.30%	8,498	28
ABN AMRO Bank N.V.	154,901	4.7%	2.28%	5,102	67
ED&F Man Capital Markets Inc.	147,852	4.5%	2.26%	8,125	36
Natixis, New York Branch	121,495	3.7%	2.41%	17,823	17
FHLB-Cincinnati	99,336	3.0%	2.36%	3,507	1
South Street Securities, LLC	80,063	2.4%	2.35%	5,086	59
BMO Capital Markets Corp.	75,774	2.3%	2.28%	4,224	15
Lucid Cash Fund USG LLC	59,716	1.8%	2.36%	6,093	18
Guggenheim Securities, LLC	55,622	1.7%	2.29%	2,994	46
Daiwa Capital Markets America, Inc.	46,174	1.4%	2.23%	1,792	5
Nomura Securities International, Inc.	42,851	1.3%	2.28%	2,255	18
ASL Capital Markets Inc.	40,866	1.2%	2.26%	2,177	45
J.V.B. Financial Group, LLC	26,294	0.8%	2.19%	1,519	16
Mizuho Securities USA, Inc.	10,155	0.3%	2.32%	587	22
Merrill Lynch, Pierce, Fenner & Smith Inc	8,401	0.3%	2.62%	3,647	6
Total / Weighted Average	$3,321,803	100.0%	2.30%	$211,917	37

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At September 30, 2018, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap and swaption agreements and to-be-announced ("TBA") securities.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at September 30, 2018.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2019	$1,500,000	2.16%	3.01%	$12,841
2020	1,500,000	2.64%	3.17%	7,823
Total / Weighted Average	$1,500,000	2.40%	3.09%	$20,664

Treasury Note Futures Contracts (Short Positions)(2)
December 2018 5-year T-Note futures
(Dec 2018 - Dec 2023 Hedge Period)	$165,000	3.08%	3.20%	$1,163

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $112.48 at September 30, 2018. The notional contract value of the short position was $185.6 million.

The table below presents information related to the Company's interest rate swap positions at September 30, 2018.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$900,000	1.56%	2.33%	$16,734	1.5
> 3 to ≤ 5 years	360,000	2.05%	2.33%	11,296	3.5
	$1,260,000	1.70%	2.33%	$28,030	2.1

The following table presents information related to our interest rate swaption positions as of September 30, 2018.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions
≤ 1 year	$8,690	$7,357	4.1	$850,000	3.21%	3 Month	9.2

The following table summarizes our contracts to purchase and sell TBA securities as of September 30, 2018.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
September 30, 2018
30-Year TBA securities:
3.0%	$(200,000)	$(192,324)	$(191,344)	$980
3.5%	(200,000)	(197,804)	(196,749)	1,055
	$(400,000)	$(390,128)	$(388,093)	$2,035
(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018 - YTD(1)	0.910	47,817
Totals	$9.745	$225,975

(1)
On October 17, 2018, the Company declared a dividend of $0.08 per share to be paid on November 9, 2018.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of September 30, 2018.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through September 30, 2018.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
2014 Total Return	13.6%	15.2%	(1.6)%
2015 Total Return	3.8%	(2.9)%	6.7%
2016 Total Return	1.1%	0.0%	1.1%
2017 Total Return	3.0%	12.3%	(9.3)%
Six Month Return - 1/1/18 - 6/30/18(5)	(3.1)%	(5.0)%	1.9%
One Year Return - 7/1/17 - 6/30/18(5)	0.5%	1.3%	(0.8)%
Two Year Return - 4/1/16 - 6/30/18(5)	0.9%	6.0%	(5.1)%
Three Year Total Return - 4/1/15 - 6/30/18(5)	2.1%	4.7%	(2.6)%
Four Year Total Return - 4/1/14 - 6/30/18(5)	13.4%	6.4%	7.0%
Five Year Total Return (Inception to 6/30/18)(5)	18.5%	18.1%	0.4%
Inception to 6/30/18(4)(5)	14.4%	6.4%	8.0%
First Quarter 2018	(3.6)%	(5.0)%	1.4%
Second Quarter 2018	0.5%	0.0%	0.5%
Third Quarter 2018(5)	(0.6)%	N/A	N/A

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016. CYS was included through Q2 2018. CYS was acquired by Two Harbors Investment Corp. in Q3 2018. CYS is excluded from the Q3 2018 measurement period.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of October 25, 2018, earnings data for the third quarter of 2018 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at September 30, 2018 was $7.56.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2018, the Company's stockholders' equity was $393.3 million with 52,039,168 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the "August 2017 Equity Distribution Agreement") with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  Through September 30, 2018, we issued a total of 7,746,052 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $76.0 million, and net proceeds of approximately $74.7 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company's common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company's common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company's discretion without prior notice.

Through September 30, 2018, the Company repurchased a total of 2,285,084 shares under the stock repurchase program at an aggregate cost of approximately $18.5 million, including commissions and fees, for a weighted average price of $8.11 per share. As of September 30, 2018, the remaining authorization under the repurchase program is for up to 4,237,738 shares of the Company's common stock.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The US economy grew by over 4% during the second quarter of 2018 and likely grew by 3% or more during the third quarter.  Market participants fear that sustained economic growth that handily exceeds what most economists estimate as the sustainable growth rate of the economy may generate price pressure in the economy.  Inflation, running below the target level of the Federal Reserve (the "Fed") for most of the past several years, reached the Fed's 2% target level during the third quarter. On October 5, 2018, the Bureau of Labor Statistics reported the U3 unemployment rate reached 3.7% in September, the lowest level since December 1969.  The unemployment rate appears to be headed lower given how much momentum the economy appears to have.  However, during the second quarter the interest rate and equity markets appeared to be driven by external factors more than the performance of the economy.  The specter of a trade war, or wars, with our various trading partners was a constant source of concern to market participants.  A regime change in Italy also impacted the markets as a new threat to the stability of the European Union appeared to emerge.  The new Italian government coalition threatened to leave the European Union and bring back the Lire during the campaign leading up to its victory in late May.

"The market outlook changed when the Trump administration finally had a breakthrough on the trade front when it reached an agreement in principle with Mexico.  By the end of September, the Trump administration also reached an agreement with Canada, thus averting the demise of NAFTA that was widely feared. These developments seemed to calm the markets and demonstrate that the Trump administration could reach agreements with our trading partners.  Developments in Italy continue to influence the markets to some extent as well, but the threat of Italy leaving the European Union appears to be gone for now.  As a result, beginning in the latter half of the third quarter, markets started taking their direction from the economy versus the external developments described above. The economy continued to appear very strong in the third quarter. On September 7, 2018, the Bureau of Labor Statistics released the August employment data, and the average hourly earnings number exceeded market expectations and triggered a sell-off in the rates market.  The ten-year U.S. Treasury note eventually broke out of the trading range in place since late May of 2.80% - 3.00% and began moving steadily higher.  In fact, the 10-year U.S. Treasury rate closed higher 22 times during the 30-day period from August 24, 2018 through October 5, 2018. This was the first time that the 10-year U.S. Treasury rate increased this many times in a 30-day period since 1984, when rates were close to 14%.  These increases caused the yield on the 10-year U.S. Treasury rate to increase by over 40 basis points in just 30 days, setting a new year-to-date high yield, as did the 30-year U.S. Treasury.  In fact, many short-term U.S. Treasury rates are at their highest level since the financial crisis began.

"At its quarterly meeting that concluded on September 26, 2018, the Fed acknowledged the economy was strong and the summary of economic projections reflected their optimism.  The so-called "dot plot", or summary of committee member forecasts for the Federal Funds rate, reflected expectations for one more rate hike in 2018, three in 2019 and possibly one more hike in 2020.

"The Agency RMBS market was impacted by several factors during the quarter.  Two such factors were the movement in interest rates and the continued decline in the Fed's reinvestments of its monthly pay-downs – which hit its cap in mid-October.  As interest rates moved steadily higher starting in late August, prepayment expectations were not materially affected.  This is because refinancing activity had already been on a steady decline and the MBA's refinance index was already at multi-year lows.  As the cap on the Fed's reinvestment of its pay-downs was hit in mid-October, which limits re-investments of monthly pay-downs only to the extent they exceed $20 billion per month, an important source of demand for the Agency RMBS asset class is essentially gone. However, the rise in rates over the course of the period, and in fact the last two years, mitigated this problem as the supply of Agency RMBS declined. A third driver of performance was attractiveness of the asset class on a relative return basis with other asset classes.  Recent production of Agency RMBS has frequently had characteristics that negatively impact the anticipated total returns of the securities.  In this case, the spread between the weighted average coupon of the underlying mortgage loans and the net rate received by the investor is quite high.  This leads to higher prepayment activity for the given coupon versus more typical spreads.  Also, average loan balances appear higher than what market participants are accustomed to and average FICO scores are higher as well.  All three of these factors tend to increase prepayment expectations and negatively impact expected returns for the securities.  This has negatively impacted the relative attractiveness of the Agency RMBS asset class and has manifested itself in the relative performance versus investment and sub-investment grade corporate securities, various non-Agency RMBS, commercial mortgage backed securities and asset-backed securities.

 "As we discussed in July, Orchid's Agency RMBS portfolio was generally biased to higher coupon, fixed rate securities.  The strategy was designed to take advantage of the reduced sensitivity to rate incentives of these securities resulting from both the prolonged exposure to extremely low rates since the financial crisis and the damage done to the housing finance capacity of the market.  This strategy enabled Orchid to generate a superior income stream to our investors, in past years.  Throughout 2018 interest rates have moved higher and the shape of the curve has flattened, making this strategy less attractive.  Accordingly, early this year we began repositioning the portfolio to adapt to the new market environment.  We believe this repositioning is still warranted as we believe the current market conditions – interest rates increasing while the yield curve flattens – is likely to persist for the balance of the Fed's tightening cycle. This could extend well into 2019 and possibly beyond. Accordingly, we have further reduced our exposure to 30-year mortgages in favor of either 15-year securities or structured pass-through securities – predominantly in sequential form – with limited extension risk.  Our allocation to our traditional structured holdings, interest only and inverse interest only securities – remains steady at approximately 35% of capital.  With the prospect of continued increases to the Fed Funds rate as well as longer-term rates, we anticipate that we will maintain our hedge coverage at or close to 100%."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, October 26, 2018, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 9457658.  The supplemental materials may be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 26, 2018.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, inflation, unemployment, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2018, and December 31, 2017, and the unaudited quarterly results of operations for the nine and three months ended September 30, 2018 and 2017.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	September 30, 2018	December 31, 2017
ASSETS:
Total mortgage-backed securities	$3,513,956	$3,744,811
Cash, cash equivalents and restricted cash	195,321	246,712
Accrued interest receivable	14,085	14,444
Derivative assets, at fair value	37,422	17,160
Other assets	312	216
Total Assets	$3,761,096	$4,023,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,321,803	$3,533,786
Dividends payable	4,163	7,429
Derivative liabilities, at fair value	-	2,038
Accrued interest payable	4,595	6,516
Due to affiliates	622	797
Other liabilities	36,610	10,566
Total Liabilities	3,367,793	3,561,132
Total Stockholders' Equity	393,303	462,211
Total Liabilities and Stockholders' Equity	$3,761,096	$4,023,343
Common shares outstanding	52,039,168	53,061,904
Book value per share	$7.56	$8.71

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2018	2017	2018	2017
Interest income	$117,580	$105,864	$39,054	$38,974
Interest expense	(50,620)	(28,116)	(18,893)	(12,638)
Net interest income	66,960	77,748	20,161	26,336
Losses	(75,939)	(61,578)	(20,150)	(8,254)
Net portfolio (loss) income	(8,979)	16,170	11	18,082
Expenses	9,009	8,181	2,970	2,899
Net (loss) income	$(17,988)	$7,989	$(2,959)	$15,183
Basic and diluted net (loss) income per share	$(0.34)	$0.21	$(0.06)	$0.33
Weighted Average Shares Outstanding	52,538,457	38,608,053	52,034,695	45,355,124
Dividends Declared Per Common Share:	$0.83	$1.26	$0.25	$0.42

	Three Months Ended September 30,
Key Balance Sheet Metrics	2018	2017
Average RMBS(1)	$3,601,776	$3,834,083
Average repurchase agreements(1)	3,385,829	3,494,266
Average stockholders' equity(1)	401,251	416,287
Leverage ratio(2)	8.6:1	9.0:1

Key Performance Metrics
Average yield on RMBS(3)	4.34%	4.07%
Average cost of funds(3)	2.23%	1.45%
Average economic cost of funds(4)	2.20%	1.88%
Average interest rate spread(5)	2.11%	2.62%
Average economic interest rate spread(6)	2.14%	2.19%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.